Exhibit 5.2.12

[Holland & Hart LLP Letterhead]

June 21, 2013

The McClatchy Company

2100 Q Street

Sacramento, California 95816

Re:                             The McClatchy Company — Registration Statement on Form S-4

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by The McClatchy Company, a Delaware corporation (the “Company”), and certain of the Company’s subsidiary guarantors, including Tribune Newsprint Company, a Utah corporation (the “Subsidiary Guarantor”), of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $910,000,000 in principal amount of its 9.00% Senior Secured Notes due 2022 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 9.00% Senior Secured Notes due 2022 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto.  The Outstanding Notes are guaranteed by certain of the Company’s subsidiary guarantors (each, an “Outstanding Guarantee” and collectively, the “Outstanding Guarantees”).  The Registration Statement also covers issuance of the guarantees by, among others, the Subsidiary Guarantor of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Notes Guarantee” and, together with the Outstanding Guarantees, the “Guarantees”).  The Exchange Notes and the Exchange Notes Guarantee to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.”  The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, pursuant to an Indenture, dated as of December 18, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  In connection with the issuance of the Outstanding Notes, we issued an opinion to J.P. Morgan Securities LLC, as representative of the initial purchasers “JP Morgan”) pursuant to Section 6(g) of the Purchase Agreement dated December 3, 2012 between JPM the Company and the guarantors party thereto, including the Subsidiary Guarantor (the “Prior Opinion”).

In connection with this opinion, we have examined copies of (a) the Articles of Incorporation and bylaws of the Subsidiary Guarantor, (b) a Certificate of Good

Standing issued by the Division of Corporations & Commercial Code of the Utah Department of Commerce dated June 10, 2013 covering the Subsidiary Guarantor and (c) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantee, included as exhibits to the Indenture, and have made such other inquiries and investigations of law as we have deemed necessary or appropriate to enable us to render the opinion expressed below. We have assumed (i) the genuineness and authenticity of all documents submitted to us as originals, (ii) the conformity to originals of all documents submitted to us as copies thereof and (iii) that the matters certified to us in the Secretary’s Certificate (as defined in the Prior Opinion) delivered to us in connection with the Prior Opinion are true and correct in all respects as of the date of this opinion.  We have not sought independently to verify such matters.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Subsidiary Guarantor is a corporation validly existing under the laws of the State of Utah (the “State”).

2.                                      The Subsidiary Guarantor has the requisite corporate power and authority to (a) guarantee the Exchange Notes and (b) execute and deliver the Exchange Notes Guarantee.

3.                                      All corporate action on the part of the Subsidiary Guarantor necessary for the authorization of the execution and delivery of the Exchange Notes Guarantee, and the performance by the Subsidiary Guarantor of its obligations under the Exchange Notes Guarantee, has been taken.

The opinions expressed herein are limited solely to the laws of the State.  We have made no inquiry into, and we express no opinion as to:

1)                                     the statutes, regulations, treaties, common laws or other laws of any other state or jurisdiction; or

2)                                     the effect of, or compliance with, State tax, antitrust or securities laws, rules or regulations.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom.  The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed herein or as representations of fact.  We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

Very truly yours,

/s/ Holland & Hart LLP